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                               CERTIFICATE OF AMENDMENT
                                         TO
                                CERTIFICATE OF TRUST
                                         OF
                                    PCC TRUST I

    THIS Certificate of Amendment of PCC Trust I (the "Trust"), dated August
20, 1997, is being duly executed and filed by the undersigned trustee to amend a business trust formed under the Delaware Business Act (12 DEL. C. Section 3801 ET SEQ).

    1.   NAME. The name of the business trust amended hereby is PCC Trust I.

    2. AMENDMENT OF TRUST. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to "PCC Capital I."

    3. EFFECTIVE DATE. This Certificate of Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the date and year first above written.

                                                 WILMINGTON TRUST COMPANY,
                                                 as Trustee



                                                 By:        /s/
                                                    ----------------------
                                                 Name: Donald G. MacKelcan
                                                 Title: Assistant Vice
                                                 President